Exhibit 99.3

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into by and between Merit Medical Systems, Inc., a Utah corporation (the “Company”) and Fred P. Lampropoulos (the “Executive”), as of the 8th day of June, 2023 (the “Effective Date”).

RECITALS:

 WHEREAS, the Executive currently serves as the Chief Executive Officer and President of the Company pursuant to an Employment Agreement dated as of May 26, 2016 (the “Prior Agreement”), which Prior Agreement was amended effective December 11, 2017; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company; and

WHEREAS, the Company, acting pursuant to the direction of the Board, and the Executive desire to amend and restate the Prior Agreement to provide for the Executive’s continuing employment through December 31, 2025, provide certain potential additional severance and incentive benefits to the Executive, and make certain other changes, as follows:

AGREEMENT:

 NOW, THEREFORE, the Company and the Executive hereby amend and restate the Prior Agreement to read as follows as of the Effective Date:

1.             Certain Definitions.  For purposes of this Agreement, and in addition to other defined terms set forth in other Sections of this Agreement, the following terms shall have the following meanings:

(a)         “Affiliated Companies” shall mean any corporation, partnership, limited liability company or other business entity controlled by, controlling or under common control with the Company.  One entity shall be presumed to control another if it owns directly, or indirectly through other Affiliated Companies, a majority of the outstanding voting equity interests of the other entity.

(b)           “Change in Control” shall mean:

(i)            The acquisition during any 12-month period in one or more integrated transactions by any individual, entity or “group” (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))(a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the combined voting power of the then outstanding common stock and other voting securities of the Company entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”);provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or any corporation or other entity pursuant to a transaction which complies with clauses (A) and (B) of subsection

Amended and Restated Employment Agreement

(iii) of this Section 1(b); and (B) any acquisition which does also not constitute a “change in effective control” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)(A)(1);

(ii)           The replacement during any 12-month period of a majority of the directors serving on the Board by directors whose appointment or election is not endorsed by at least a majority of the Board immediately before the date of any such appointment or election; provided that this subsection (ii) shall only apply to a change in the Board that constitutes a “change in effective control” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)(A)(2); and

(iii)          The sale or other disposition of all or substantially all of the assets of the Company (an “Asset Sale”), including a disposition by merger or consolidation, in a transaction that also constitutes a “change in ownership of a substantial portion” of the Company’s assets within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii); provided, however, that a transaction will not constitute a Change in Control under this subsection (iii) if: (A) the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Asset Sale beneficially own, directly or indirectly, 50% or more of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities of the acquiror or resulting corporation in such Asset Sale in substantially the same proportions as their ownership, immediately prior to such Asset Sale of the Outstanding Company Voting Securities; and (B) no Person beneficially owns, directly or indirectly, more than 30% of the combined voting power of the then outstanding voting securities of the acquiror or resulting corporation except to the extent that such ownership existed prior to the Asset Sale. For avoidance of doubt, no transaction or event will constitute a “Change in Control” under this Agreement unless it also constitutes a “change in effective control” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi) or a “change in ownership of a substantial portion” of the Company’s assets within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii).

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Company” shall mean Merit Medical Systems, Inc.

(e)  “Compensation Committee” means the Compensation and Talent Development Committee of the Board.

(f)           “Employment Period” shall mean the period commencing on the date hereof and continuing through the effective date of termination of Executive’s employment as provided below.

(g)            “Executive” shall mean the executive employee of the Company named in the first introductory paragraph of this Agreement.

(h)          “Executive Bonus Plan” means the Merit Medical Systems, Inc. 2019 Executive Bonus Plan, as amended, and any successor annual bonus plan adopted by the Company for its executive officers.

(i)“Industry” means the development, manufacture, marketing, distribution and sale of proprietary medical devices used in interventional, diagnostic and/or therapeutic medical procedures.

(j) “Separation from Service” means “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h) from the Company.

Amended and Restated Employment Agreement

(l)“Target Annual Bonus Opportunity” means, with respect to any fiscal year of the Company, such percentage of the Executive’s Annual Base Salary for that fiscal year (as in effect on the date awards are made under the Executive Bonus Plan for such year) as is determined by the Compensation Committee in its discretion to be the applicable target level of Annual Bonus to Executive under the Executive Bonus Plan for that fiscal year.  For the Company’s 2023 Fiscal Year, the Target Annual Bonus Opportunity is sixty percent (60%) of the Executive’s Annual Base Salary in effect on the date hereof.

(m)           “Treasury Regulation” means the regulations promulgated under the Code.  Any reference in this Agreement to a Treasury Regulation shall include such regulation as amended from time to time and shall be deemed to incorporate herein the full text of such regulation.

(n)“2018 LTIP” means the Company’s 2018 Long-Term Incentive Plan, as amended, any successor plan thereto, and any award agreements thereunder.

2.             Term of Employment.  Subject to earlier termination as provided in Section 4 below, including termination by the Company without Cause under Section 4(c), the Company hereby agrees to continue the Executive in its employ for a term commencing on the Effective Date and continuing through and including December 31, 2025 (the “Term”). Upon expiration of the Term, Executive’s employment with the Company shall automatically terminate unless otherwise expressly extended beyond the Term on a month-to-month or such other basis as is mutually agreed upon in writing by the Board and the Executive in their sole discretion prior to expiration of the Term. For clarity: (a) expiration of the Term shall not terminate or otherwise affect the Executive’s continuing engagement as a director of the Company; and (b) the Executive’s continuing service as Chair of the Board or otherwise as a director of the Company after termination of his employment with the Company shall constitute continuing service with the Company for purposes of all equity-based awards granted to the Executive under the 2018 LTIP, including performance stock unit awards and stock option awards.

3.             Terms of Employment.

(a)           Position and Duties.

(i)            During the Employment Period, the Executive’s position and title shall be Chief Executive Officer and President of the Company.  For clarity, in addition to his employment pursuant to the terms of this Agreement, the Executive also currently serves as Chairman of the Board pursuant to a separate process conducted by the Board. Notwithstanding the foregoing, upon a Change in Control: (A) the Executive’s position (including offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the effective date of a Change in Control; and (B) the Executive’s services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

(ii)           During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities.  During the Employment Period it shall not be a violation of this Agreement for the Executive to: (A) serve on corporate, civic or charitable boards or committees, provided that the Executive obtains the Board’s prior, written consent, which will not be

Amended and Restated Employment Agreement

unreasonably withheld; (B) deliver lectures, fulfill speaking engagements or teach at educational institutions; and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.  It is expressly understood and agreed that to the extent that the Executive has conducted any such activities prior to the effective date of a Change in Control, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the effective date shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.

(b)           Compensation.

(i)            Base Salary.  During the Employment Period the Executive shall receive an annual base salary (“Annual Base Salary”), which shall be paid in equal monthly installments, at least equal to $1,890,000 annually, or such other amount as is authorized by the Compensation Committee; provided, however that following a Change in Control, the amount of the Executive’s Annual Base Salary for any fiscal year of the Company following the Change in Control shall not be less than 12 times the highest monthly base salary paid or payable (including any base salary which has been earned but deferred) to the Executive by the Company and its Affiliated Companies in respect of the 12-month period immediately preceding the month in which the Change in Control occurs.  During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase or decrease applicable to the Executive and thereafter at least annually.  Any increase or decrease in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

(ii)           Annual Bonus.  In addition to Annual Base Salary, for each fiscal year of the Company that begins during the Employment Period (a “Bonus Award Year”) the Executive shall be awarded an annual bonus (the “Annual Bonus”) under the Company’s Executive Bonus Plan in cash in such amount as the Board determines in its sole discretion; provided, that for any Company fiscal year ending on or after the effective date of a Change in Control, the Annual Bonus shall be at least equal to the Executive’s average annual cash bonus for the last three full 12-month fiscal years ending prior to the Change in Control (or such lesser number of full fiscal years as the Executive has completed with the Company, and annualized in the event that the Executive was not employed by the Company for the whole of any such full 12-month Company fiscal year) (the “Average Annual Bonus”).  Each such Annual Bonus shall be paid to the Executive on such date as the Compensation Committee determines but not later than the 15th day of the third month of the calendar year immediately following the Bonus Award Year in which the Annual Bonus is earned, unless the Executive shall elect to defer the receipt of such Annual Bonus pursuant to a non-qualified deferred compensation plan maintained by the Company that complies with the requirements of Code Section 409A.  The Executive shall not be entitled to any Annual Bonus for a Bonus Award Year unless the Executive remains employed by the Company through the earlier of the date the Annual Bonus is paid with respect to such Bonus Award Year or the last day of the Bonus Award Year in question; provided, that for the Bonus Award Year commencing January 1, 2025, notwithstanding any provision in the Executive Bonus Plan or this Agreement to the contrary, the Executive need only remain employed by the Company through January 1, 2025 to be eligible for payment of an Annual Bonus for such year, but any such Annual Bonus for 2025 shall be computed on a daily pro-rated basis, based upon the number of days of the Executive’s employment with the Company (excluding for clarity continuing service as a director of the Company (including as Chairman of the Board) after termination of the Executive’s employment) during such year. For clarity, any such pro-rated Annual Bonus shall be paid on such date as the Compensation Committee determines, but not later than the 15th day of the third month of the calendar year immediately following the Bonus Award Year in which the Annual Bonus is earned.

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(iii)       Reserved.

(iv)Stock Incentive and Retirement Plans.  During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its Affiliated Companies, including the 2018 LTIP.  In no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, materially less favorable, in the aggregate following the effective date of a Change in Control, than the those provided by the Company and its Affiliated Companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change in Control or if more favorable to the Executive, those provided generally at any time after the Change in Control to other peer executives of the Company and its Affiliated Companies.

(v)          Welfare Benefit Plans.  During the Employment Period, the Executive shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Affiliated Companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs for the Executive, the Executive’s spouse and the Executive’s qualifying dependent children ) to the extent applicable generally to other peer executives of the Company and its Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits following a Change in Control which are materially less favorable, in the aggregate, than the plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, those provided generally at any time after the Change in Control to other peer executives of the Company and its Affiliated Companies. Additionally, the Company will provide long-term disability plan coverage to the Executive that compensates the Executive on an after-tax basis in an amount that equals at least 60% of his full Annual Base Salary.

(vi)           Expenses.  During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its Affiliated Companies.  In no event shall such policies, practices and procedures be materially less favorable, in the aggregate, following a Change in Control than the policies, practices and procedures in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.  All such expense reimbursements shall be paid promptly following submission for the applicable expense reimbursement requests and appropriate substitution but in no event later than the end of the calendar year following the calendar year in which the expense in question is incurred by the Executive.  No reimbursement shall be exchanged or liquidated for another benefit and the amount of expenses eligible for reimbursement in a particular calendar year shall not affect the expense eligible for reimbursement in another taxable year.

(vii)          Fringe Benefits.  During the Employment Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, use of the Company’s access to civic and athletic venues  (to the extent the Board determines to retain the Company’s access to those venues) and, if applicable, use of an automobile and payment of related expenses, in accordance with the generally applicable plans, practices and programs of the Company

Amended and Restated Employment Agreement

for its executive employees.  In no event shall such policies and programs be materially less favorable following a Change in Control than the most favorable plans, practices, programs and policies of the Company and its Affiliated Companies in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.

(viii)         Office and Support Staff.  During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, generally provided to other executive officers of the Company and its Affiliated Companies.

(ix)        Vacation.  During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the generally applicable plans, practices and programs of the Company for its executive employees.  In no event shall such policies and programs be materially less favorable following a Change in Control than the most favorable plans, policies, programs and practices of the Company and its Affiliated Companies as in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies.

4.             Termination of Employment.

(a)           Death or Disability.  The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period.  If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive’s employment.  In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties, with or without reasonable accommodation.  For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which incapacity (taking into consideration ameliorative medications and therapies) is determined to be total and permanent by a physician selected by the Board or the Company’s insurer(s) and acceptable to the Executive or the Executive’s legal representative.

(b)           By the Company for Cause.  The Company, acting through the Board, may terminate the Executive’s employment at any time during the Term to be effective on the applicable Date of Termination set forth in Section 4(h); provided that prior to terminating the Executive for Cause, unless the Executive has been charged with a crime related to the alleged conduct constituting such Cause or is legally incapacitated, or the directors of the Company (excluding the Executive) unanimously determine that other extraordinary circumstances require immediate dismissal of the Executive, the Board shall notify the Executive of the alleged acts or omissions constituting Cause and provide him at least 21 days from the delivery date of the notice an opportunity to respond to the Board regarding the  allegations of Cause and, if curable, the opportunity to cure the alleged breach during the notice period.  For purposes of this Agreement, “Cause” shall mean:

(i)            the willful and continued failure of the Executive to perform substantially all of the Executive’s duties with the Company or one of its Affiliates (other than any such

Amended and Restated Employment Agreement

failure results from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties,

(ii)           the Executive willfully engaging in illegal conduct, intentional misconduct or gross negligence which is materially and demonstrably injurious to the Company, or

(iii)         the Executive’s violation of written Company policies prohibiting workplace discrimination, sexual harassment and alcohol or substance abuse.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.  Notwithstanding the foregoing, following a Change in Control, the cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii) or (iii) above, and specifying the particulars thereof in detail.

(c)           By the Company without Cause.  The Company, acting through the Board, may terminate the Executive’s employment with the Company at any time “at will” without Cause for any or no reason upon ten days advance written notice of termination to the Executive to be effective on the applicable Date of Termination set forth in Section 4(h).

(d)           By the Executive for Good Reason.  The Executive may terminate and resign the Executive’s employment for Good Reason effective upon not less than 30 days advance written notice of termination to the Company; provided the Executive delivers such notice of termination to the Company within 90 days after the occurrence of the event constituting Good Reason and such notice describes the Good Reason on which the Executive relies.  For purposes of this Agreement, “Good Reason” shall mean:

(i)            the Company’s assignment to the Executive of any duties materially and substantially inconsistent in any respect with the Executive’s position (including offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which results in a substantial and material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated or inadvertent action not taken in bad faith and which is remedied by the Company within 21 days after receipt of written notice thereof given by the Executive;

(ii)           a reduction by the Company in (A) the Executive’s rate of Annual Base Salary to $1,701,000 or less; or (B) in the Executive’s Target Annual Bonus Opportunity under the Executive Bonus Plan for any Annual Bonus Year beginning during the Term to fifty-four percent (54%) or less of the Executive’s then applicable rate of Annual Base Salary;

Amended and Restated Employment Agreement

(iii) the Company’s failure to pay any material compensation to the Executive when due, other than an isolated or inadvertent failure not occurring in bad faith and which is remedied by the Company within 21 days after receipt of written notice thereof given by the Executive;

(iii)      upon or within two (2) years following a Change in Control, the Company’s requiring the Executive to be based at any office or location other than as provided in Section 3(a)(i)(B) hereof or the Company’s requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; and

(iv)         the Company’s material breach of this Agreement of any other material written agreement between the Company and the Executive, other than an isolated or inadvertent failure not occurring in bad faith and which is remedied by the Company within 21 days after receipt of written notice thereof given by the Executive.

Any provision herein to the contrary notwithstanding, the Executive may not terminate his employment and resign for Good Reason so long as he serves as Chairman of the Board.

(e)           By Executive without Good Reason.  The Executive may resign and terminate the Executive’s employment with the Company without Good Reason at any time “at will” upon written notice of termination to the Company to be effective on the applicable Date of Termination set forth in Section 4(g).

(f)            Expiration of the Term. Upon expiration of the Term, the Executive’s employment with the Company hereunder shall automatically terminate unless otherwise expressly extended beyond the Term on a month-to-month or such other basis as is mutually agreed upon in writing by the Board and the Executive in their sole discretion prior to expiration of the Term. For clarity, expiration of the Term on December 31, 2025 and the Company’s or the Executive’s election or other failure to extend the Employment Period beyond December 31, 2025 shall not be treated as a termination of the Executive by the Company without Cause or as a resignation by the Executive for Good Reason.

(g)Notice of Termination.  Any termination by the Company for Cause, by the Executive for Good Reason, or by either party without Cause or Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement.  For purposes of this Agreement, a “Notice of Termination” means a written notice which:

(i)            indicates the specific termination provision in this Agreement relied upon,

(ii)           to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and

(iii)          if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be as set forth Section 4(h).  The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

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(h)           Date of Termination.  For purposes of this Agreement the term “Date of Termination” means the first to occur of:

(i)            if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason: (A) the date of the receipt by the Executive of the Notice of Termination in the case of termination by the Company for Cause, or (B) the date set forth in the Notice of Termination in the case of termination by the Executive for Good Reason, which shall be not less than thirty (30) days after the delivery of the Notice of Termination.

(ii)           if the Executive’s employment is terminated by the Company other than for Cause, death or Disability; the tenth (10th) day after the Company notifies the Executive of such termination, provided that the Notice of Termination may specify a later effective date of Termination (which date shall not be more than 30 days after the giving of such notice);

(iii)          if the Executive voluntarily resigns his employment (other than for Good Reason), the tenth (10th) day after the Executive notifies the Company of such resignation, provided that the Notice of Termination may specify a later Date of Termination (which date shall not be more than 30 days after the giving of such notice);

(iv)          if the Executive’s employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be; or

(v)upon expiration of the Term (i.e., on December 31, 2025), unless otherwise the Employment Period is extended beyond the Term on a month-to-month or such other basis as is mutually agreed upon in writing by the Company and the Executive in their sole discretion prior to expiration of the Term.

5.             Obligations of the Company upon Termination of Executive’s Employment.

(a)           General.  Upon termination of the Executive’s employment with the Company the Company shall provide the Executive with the payments and benefits set forth in the applicable subsection of this Section 5.  The amounts payable under this Section 5 are in addition to the Company’s obligations to the Executive under the Company’s various retirement, deferred compensation, stock option and long-term incentive, employee stock purchase and welfare benefit plans.  The Company’s obligations under this Section 5 vary depending upon whether or not the Executive’s termination of employment is in “Connection with a Change in Control.”  For purposes of this Agreement, termination of the Executive’s employment shall be deemed to be in “Connection with a Change in Control” if and only if:

(i)            the Executive’s Date of Termination is on or within two (2) years after the effective date of a Change in Control; or

(ii)           the Company terminates the Executive’s employment without Cause within six (6) months prior to the date on which a Change in Control occurs and the Executive reasonably demonstrates that such termination of employment (A) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control; or (B) otherwise arose in connection with or anticipation of a Change in Control.

(b)           Termination Other Than in Connection with a Change in Control.  If the Executive’s employment shall terminate for any reason (voluntarily or involuntarily with or without Cause)

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other than in Connection with a Change in Control, the Company shall pay or provide to the Executive (or if deceased to the Executive’s estate) the following amounts and benefits:

(i)           a lump sum cash payment equal to the Executive’s Annual Base Salary earned through the Date of Termination to the extent not theretofore paid and any accrued vacation pay through the Date of Termination, which lump sum shall be paid ten (10) days after the Date of Termination;

(ii)           a lump sum cash payment equal to the Executive’s accrued Annual Bonus earned for the last Company fiscal year ending immediately prior to the Date of Termination to the extent not theretofore paid, which lump sum shall be paid within the time period set forth in Section 3(b)(ii);

(iii)solely in the event of termination as a result of and upon expiration of the Term, pay to the Executive his pro-rated Annual Bonus for the 2025 Award Year, payable in accordance with the Executive Bonus Plan;

(iv)          solely in the event the Company terminates the Executive without Cause or the Executive resigns for Good Reason, pay to the Executive a cash severance benefit (the “Non-CIC Severance Benefit”) in an amount equal to two (2) times the Executive’s Annual Base Salary (computed at the highest rate in effect at any time during the 12-month period immediately preceding his Date of Termination).  The Non-CIC Severance Benefit payable under this Section 5(b)(iv) shall be paid: (x) in a cash lump sum within 30 days after the later of the date of the Executive’s Separation from Service with the Company to the limited extent the amount so paid constitutes “separation pay” due to an “involuntary separation from service” within the meaning and dollar limitations of Treasury Regulation Section 1.409A-1(b)(9)(iii), or is otherwise exempt from Code Section 409A under Treasury Regulation Section 1.409A-1(b); and (y) the balance, in a separate cash lump sum on the date that is six months and one day after the date of the Executive’s Separation from Service with the Company.  This Section 5(b)(iv) shall be interpreted and applied to permit the payment of the Non-CIC Severance Benefit prior to the date that is six months and one day after Executive’s Separation from Service with the Company only to the extent such payments would not thereby constitute a deferral of compensation subject to Code Section 409A.  Neither the Company nor the Executive shall have the right to accelerate or defer such payments except as permitted or required by Code Section 409A;

(v)solely in the event the Company terminates the Executive without Cause or the Executive resigns for Good Reason, to the extent permitted by law and the Company’s applicable insurance policies, for twenty four (24) months after the Executive’s Date of Termination, continue to provide benefits to the Executive and/or the Executive’s eligible spouse and dependent children at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices and policies described in Section 3(b)(v) of this Agreement if the Executive’s employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

(vi)        to the extent not theretofore paid or provided, timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its Affiliated Companies (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”) in accordance with the terms of such other plans, programs, policies or practices. For clarity, as

Amended and Restated Employment Agreement

long as the Executive continues as a director of the Company following his Date of Termination, he shall continue to vest in his equity-based awards under the 2018 LTIP; otherwise, his awards under the 2018 LTIP shall not continue to vest or be subject to accelerated vesting without the discretionary approval of the Compensation Committee; and

(vii)If the Company terminates the Executive without Cause or the Executive resigns for Good Reason, then notwithstanding any contrary provision contained in the 2018 LTIP or the Executive’s applicable award agreements under the LTIP: (A) any and all otherwise unvested stock options issued under the 2018 LTIP and held by the Executive that have been outstanding for one year or more shall automatically vest and become immediately exercisable; and (B) as to any otherwise unvested performance stock units or other equity based awards issued under the 2018 LTIP which are held by the Executive and have been outstanding for one year or more, all applicable service-based vesting conditions with respect to such performance stock units or other equity-based awards under the 2018 LTIP shall be deemed satisfied in full.

(c)           Resignation for Good Reason or Termination without Cause in Connection with a Change in Control.  If the Executive resigns for Good Reason in Connection with a Change in Control (i.e., on or within two (2) years after the date of a Change in Control) or the Company terminates the Executive without Cause in Connection with a Change in Control, the Company shall pay or provide to the Executive the following amounts and benefits:

(i)           a lump sum cash payment equal to the Executive’s Annual Base Salary through the Date of Termination to the extent not theretofore paid and any accrued unpaid vacation pay through the Date of Termination, which lump sum shall be paid ten (10) days after the Date of Termination (on a date within that 10-day period designated by the Company);

(ii)a lump sum cash payment equal to the Executive’s accrued Annual Bonus, if any, for the last Company fiscal year ending immediately prior to the Date of Termination to the extent not theretofore paid, which lump sum shall be paid within the time period set forth in Section 3(b)(ii).  The sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the “Accrued Obligations;”

(iii)          a cash severance benefit (the “CIC Severance Benefit”) in an amount equal to three (3) times the sum of: (A) the Executive’s Annual Base Salary (computed at the highest rate in effect at any time during the 12-month period immediately preceding the Change in Control); and (B) the Executive’s Average Annual Bonus as defined in Section 3(b)(ii).  The CIC Severance Benefit payable under this Section 5(c)(iii) shall be paid: (x) in a cash lump sum within 30 days after the later of the date of the Executive’s Separation from Service with the Company or the date of the Change in Control to the limited extent the amount so paid constitutes “separation pay” due to an “involuntary separation from service” within the meaning and dollar limitations of Treasury Regulation Section 1.409A-1(b)(9)(iii), or is otherwise exempt from Code Section 409A under Treasury Regulation Section 1.409A-1(b); and (y) the balance, in a separate cash lump sum on the date that is six months and one day after the date of the Executive’s Separation from Service with the Company.  The balance of the Severance Benefit payable under clause (y) shall bear interest from the Executive’s Date of Termination at an annual rate equal to the “prime rate” of Wells Fargo Bank, NA in effect on the Date of Termination plus four (4) percentage points, which interest the Company shall pay to the Executive contemporaneously with payment of the CIC Severance Benefit under clause (y). This Section 5(c)(iii) shall be interpreted and applied to permit the payment of the CIC Severance Benefit prior to the date that is six months and one day after Executive’s Separation from Service with the Company only to the extent such payments would not thereby constitute

Amended and Restated Employment Agreement

a deferral of compensation subject to Code Section 409A.  Neither the Company nor the Executive shall have the right to accelerate or defer such payments except as permitted or required by Code Section 409A;

(iv)          To the extent permitted by law and the Company’s applicable insurance policies, for thirty-six (36) months after the Executive’s Date of Termination, continue benefits to the Executive and/or the Executive’s eligible spouse and dependent children at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices and policies described in Section 3 of this Agreement if the Executive’s employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliated Companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

(v)          Provide at the Company’s sole expense for a period not to exceed twelve (12) months the Executive with reasonable outplacement services the scope and provider of which shall be selected by the Executive in his reasonable discretion; and

(vi)           To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any Other Benefits he is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its Affiliated in accordance with the terms of such other plans, programs, policies or practices.

(vii)Notwithstanding any contrary provision of the 2018 LTIP or the Executive’s applicable stock option, performance stock unit or other award agreements thereunder, the Executive’s stock option, performance stock unit and other equity-based awards under the 2018 LTIP shall automatically vest on a Change in Control (and in the case of stock options shall become immediately exercisable on a Change in Control).

(d)           Death on or after Change in Control.  If the Executive’s employment is terminated by reason of the Executive’s death on or after the date of a Change in Control, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.  Accrued Obligations shall be paid to the Executive’s estate or beneficiary, as applicable, in cash in the manner and within the time frames set forth in Section 5(c)(i) and (ii), as applicable.  With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(d) shall include, without limitation, and the Executive’s estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and Affiliated Companies to the estates and beneficiaries of peer executives of the Company and such Affiliated Companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the effective date of a Change in Control, or, if more favorable to the Executive’s estate and/or the Executive’s beneficiaries, as in effect on the date of the Executive’s death with respect to other peer executives of the Company and its Affiliated Companies and their beneficiaries.

(e)           Disability on or after Change in Control.  If the Executive’s employment is terminated by reason of the Executive’s Disability on or after the date of a Change in Control, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.  Accrued Obligations shall be paid to

Amended and Restated Employment Agreement

the Executive in cash in the manner and within the time frames set forth in Section 5(c)(i) and (ii), as applicable.  With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(e) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its Affiliated Companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the effective date of a Change in Control, or, if more favorable to the Executive and/or the Executive’s family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its Affiliated Companies and their families.

(f)            Termination for Cause or Resignation Other than for Good Reason on or after a Change in Control.  If the Company terminates the Executive’s for Cause on or after the date of a Change in Control, this Agreement shall terminate without further obligations to the Executive hereunder other than the obligation to pay to the Executive (i) his Annual Base Salary and accrued vacation through the Date of Termination, and (ii) Other Benefits, in each case to the extent theretofore unpaid.  If the Executive voluntarily terminates employment upon or following a Change in Control (excluding a resignation for Good Reason in Connection with a Change in Control) this Agreement shall terminate without further obligations to the Executive under, other than for Accrued Obligations and timely payment or provision of Other Benefits.  In such case, all Accrued Obligations shall be paid to the Executive in cash in the manner and within the time frames set forth in Section 5(c)(i) and (ii), as applicable.

(g)           Limits on Timing of Post-employment Payments.  Notwithstanding any provision in this Agreement to the contrary, payments under Sections 5(b) and 5(c) shall be bifurcated into two portions, the first consisting of the portion that does not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the second consisting of the portion of such payments that does constitute such “nonqualified deferred compensation.”  Such payments shall first be made from the portion that does not constitute “nonqualified deferred compensation” until it is exhausted and then from the portion that constitutes “nonqualified deferred compensation.”  Because Executive is a “specified employee” within the meaning of Code Section 409A, the commencement and delivery of any such payments that constitute “nonqualified deferred compensation” shall be delayed to the date that is six months and one day after the date of Executive’s Separation from Service with the Company.  The determination of whether, and the extent to which, payments under Section 5(b) or Section 5(c) are “nonqualified deferred compensation” shall be made after the application of all applicable exclusions under Treasury Regulation Section 1.409A-1(b).  Similarly, continuation coverage under each employee benefit plan pursuant to Sections 5(b)(v) and 5(c)(iv) and outplacement assistance under Section 5(c)(v) shall be treated as separate plans from each other and from the cash payments under Sections 5(b) and 5(c), as applicable. Each type of employee benefit plan continuation coverage specified in Sections 5(b)(v) and 5(c)(iv) and the outplacement assistance described in Section 5(c)(v) shall also be bifurcated into two portions, one consisting of the maximum portion of such employee benefit plan continuation coverage or outplacement assistance, as applicable, that does not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, and the second portion consisting of the element that does constitute “nonqualified deferred compensation” within the meaning of Code Section 409A.” Provision of the portion of any Other Benefits under Sections 5(b)(vi) and 5(c)(vi) that constitutes “nonqualified deferred compensation” shall be deferred until six months and one day after the date of Executive’s Separation from Service with the Company.

With respect to items eligible for reimbursement under the terms of this Agreement or any other plan of the Company, (i) the amount of such expenses eligible for reimbursement in any taxable year

Amended and Restated Employment Agreement

shall not affect the expenses eligible for reimbursement in another taxable year, (ii) no such reimbursement may be exchanged or liquidated for another payment or benefit, and (iii) any reimbursements of such expenses shall be made as soon as practicable under the circumstances but in any event no later than the end of the calendar year following the calendar year in which the related expenses were incurred. All payments under Sections 5(b) or 5(c) on account of the Executive’s resignation for Good Reason shall be treated for purposes of Code Section 409A, to the fullest extent permitted by the Treasury Regulations under Code Section 409A, as payments on account of the Executive’s involuntary termination.

6.             Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliated Companies.  Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7.             Full Settlement.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

8.             Confidential Information and Restrictive Covenants.

(a)The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliated Companies, and their respective businesses (“Confidential Information”) which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its Affiliated Companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement).  After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Board or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information, knowledge or data to anyone other than the Company and those designated by the Board, or use such Confidential Information.  In no event shall an asserted violation of the provisions of this Section 8(a) constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

(b)The Executive acknowledges that (i) the Company has spent substantial time, effort, and money in developing goodwill with its customers and other business contacts (including physicians and other health care personnel), in developing its Confidential Information, in recruiting and training its personnel, in recruiting customers, suppliers and/or accounts, and in developing its business throughout the world; (ii) during his employment with the Company, he had and will continue to have access to Confidential Information of the Company and its Affiliated Companies; (iii) during his employment with the Company, he will develop goodwill relationships on behalf of the Company and its Affiliated Companies, and that any new business or improvement in customer, supplier and employee relations attributable to him during his employment was and is for the sole benefit of the Company.

(c)To protect the goodwill, the Confidential Information, and the business of the Company, the Executive covenants that during his employment with the Company and for one (1) year

Amended and Restated Employment Agreement

following the termination of his employment with the Company for any reason, including expiration of the Term (the “Non-Solicit Period”), he will not, except in properly performing his job duties on behalf of the Company, either individually or on behalf of any other individual, firm, corporation, entity, or organization (except for the Company) (each, a “Person”), directly or indirectly, do any of the following: (i) solicit or otherwise attempt to sell products and/or services of any kind or character that are the same as or similar to those products or services offered by the Company or any Affiliated Company to any Person that, within the one-year period immediately preceding the termination of the Executive’s employment with the Company, was (A) a current or prospective customer of the Company or an Affiliated Company whose business the  Company or an Affiliated Company solicited, or (B) a Person whose identity the Executive learned of or to which he otherwise had access during his employment with the Company; and (ii) solicit or otherwise induce any then-current employee, consultant or independent contractor of the Company or Affiliated Company to terminate his or her employment or contractual agreements with the Company or any Affiliated Company.  If the Executive, either individually or on behalf of or with any other Person, hires a current or former employee, consultant or independent contractor of the Company or any Affiliated Company within twelve (12) months of the date such employee’s, consultant’s or contractor’s employment or contract with the Company or Affiliated Company terminates, unless the employee, consultant or contractor was involuntarily terminated by the Company or Affiliated Company, the Executive shall bear the burden of proving that such employee, consultant or contractor was not solicited or otherwise induced to terminate his/her employment or contractual agreement in violation of this subsection 8(c)(ii).

(d)To protect the goodwill, the Confidential Information and the business of the Company, the Executive covenants that during his employment with the Company and continuing for one (1) year from the date of the termination of his employment with the Company for any reason, including expiration of the Term, (the “Non-Compete Period”), the Executive will not, anywhere in the North America or in any country outside North America in which (x) the Company or Company Affiliates conduct business operations or other activities within the Industry or (y) products of the Company are sold, either directly or indirectly through distributors of the Company, in each case, during the one-year period ending on the date of the Executive’s termination of employment, either individually or on behalf of or with any Person, directly or indirectly (i) compete with or against the Company or any Affiliated Company in the Industry or engage in any aspect of the Industry in competition with the Company or any Affiliated Company; (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services to any Person (other than as a stockholder of less than 5% of the equities of a publicly traded corporation) that competes with or is a competitor of the Company in the Industry (“Competing Person”); (iii) discuss the possibility of employment or other relationship with any Competing Person; (iv) render or provide any services to or for any Competing Person; (v) discuss or otherwise deal with any customer, supplier, or independent contractor of the Company or any Affiliated Company regarding the extent or nature of the present or future business of any customer, supplier, or independent contractor with the Company or any Affiliated Company except on behalf of the Company or an Affiliated Company; or (vi) undertake preparations for competitive activity prohibited by this Section 8(d).

9.             Successors.

(a)           This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b)           This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

Amended and Restated Employment Agreement

(c)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such success had taken place.  As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets which assumed and agrees to perform this Agreement by operation of law, or otherwise.

10.           Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.  No waiver of any party’s rights or benefits under this Agreement shall be effective unless such party signs a written waiver of its rights or benefits.

(b)           All notices and other communications hereunder shall be writing and shall be given by hand delivery to the other party by registered or certified mail, return receipt requested, postage prepaid, or in the case of notices to the Executive by electronic mail (email) addressed as follows:

If to the Executive:

To the Executive’s most current home address (or email address, as applicable) on file with the Company’s Human Resources Department

If to the Company:

 Merit Medical Systems, Inc.

1600 West Merit Parkway

South Jordan, Utah 84095

Attention:  Chief Legal Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

(c)           The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. The Company makes no representation or warranty to the Executive regarding the tax consequences of any payment or benefit under this Agreement, including any representation as to the application of Code Section 409A to such payments. Neither the Company, any Affiliated Companies of the Company, nor any director, officer, employee or agent of the Company or of any of its Affiliated Companies shall have any obligation or liability to gross-up, reimburse or indemnify the Executive for any taxes (including tax-related interest and penalties) imposed on the Executive.

(e)           The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have

Amended and Restated Employment Agreement

hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right of this Agreement.

(f)            This Agreement constitutes the entire agreement between the parties with respect to the Executive’s employment by the Company and supersedes and replaces all other agreements (including the Prior Agreement), oral or written, between the parties with respect to the subject matter hereof. For clarity, nothing herein supersedes or amends the Indemnification Agreement made as of October 24, 2020 by and between the Company and the Executive or any other indemnification rights the Executive has under the Company’s articles of incorporation or bylaws.

(g)           The Company and the Executive irrevocably: (i) agree that any claim, law suit, cause of action or dispute arising under or with respect to this Agreement or the Executive’s employment hereunder (a “Claim”) shall be adjudicated solely in the United States Federal District Court or Utah State Courts situated in Salt Lake City, Utah (collectively the “Utah Courts”); (ii) consent and submit to the personal jurisdiction of the Utah Courts with respect to any Claim; (iii) agree that the Utah Courts shall have exclusive subject matter jurisdiction over any such Claims and that venue with respect to any such Claims is proper and most convenient in the Utah Courts; and (iv) agree and covenant not to assert any objection to personal jurisdiction, subject matter jurisdiction or venue in the Utah Courts with respect to any Claim. TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY AND THE EXECUTIVE IRREVOCABLY WAIVE AND RELEASE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY.

(h)           If the Executive or the Company retains legal counsel and/or incurs other costs and expenses in connection with the enforcement of any or all of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs, and expenses incurred by the prevailing party in connection with the enforcement of this Agreement.  Notwithstanding the foregoing, in the event that following a Change in Control the Executive engages legal counsel to enforce the Executive’s rights or seek a determination under this Agreement, the Company shall pay the expenses of such legal counsel regardless of the outcome of any legal proceeding resulting therefrom; provided that such claim is not determined by a trier of fact to be frivolous or in bad faith.

[Remainder of Page Intentionally Left Blank-Signature Page Follows]

Amended and Restated Employment Agreement

IN WITNESS WHEREOF, the Executive and Company have caused this Agreement to be executed as of the date first set forth above.

EXECUTIVE:	/s/ Fred P. Lampropoulos Name: Fred P. Lampropoulos
COMPANY:	MERIT MEDICAL SYSTEMS, INC. /s/ Brian G. Lloyd _________ By: Brian G. Lloyd Title: Chief Legal Officer

Amended and Restated Employment Agreement